Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-266075) of our report dated April 30, 2025, with respect to the Consolidated Financial Statements of Forafric Global PLC and subsidiaries, which appears in this annual report on Form 20-F.

/s/ UHY LLP
UHY LLP
Melville, NY
April 30, 2025

A member of UHY international, a network of independent accounting and consulting firms